Exhibit 99.1

FOR IMMEDIATE RELEASE

RCS Capital Corporation Provides Business Update

Realty Capital Securities to Wind Down Operations

Reaches Settlement Agreement with Massachusetts Securities Division on
Realty Capital Securities Administrative Complaint

NEW YORK, December 2, 2015 – RCS Capital Corporation (“RCS Capital” or the “Company”) (NYSE: RCAP) today announced a series of actions designed to further accelerate its strategic repositioning to focus on the independent retail advice business, Cetera Financial Group (“CFG”), rationalize its capital structure, increase financial flexibility and position the Company for long-term growth.

Realty Capital Securities to Wind Down Wholesale Distribution Business

As part of its previously stated plan to transition RCS Capital to a retail-focused entity, the Company’s Board of Directors (the “Board”) has authorized plans to wind down the operations of Realty Capital Securities wholesale distribution business. The process, which will begin today, is expected to be completed by the end of the first quarter 2016. Specific questions related to the Wholesale Distribution business from broker dealers, due diligence analysts, vendors, financial advisors and program investors should be emailed to info@rcsecurites.com.

Reaches an Agreement to Settle with Massachusetts Securities Division on Administrative Complaint

The Company also announced it has reached an agreement to settle with the Massachusetts Secretary of the Commonwealth, Securities Division (the “Division”), regarding the Division’s complaint against Realty Capital Securities, LLC (“RCS”) alleging that RCS violated the Massachusetts Uniform Securities Act and the regulations thereunder in connection with shareholder proxy solicitation process in the Commonwealth of Massachusetts. Under the agreement, RCS will pay a fine. Furthermore, RCS has decided to voluntarily withdraw its broker-dealer license in Massachusetts and all other state and federal jurisdictions.

Mark Auerbach, the Company’s non-executive Chairman commented, “Today’s actions represent the continued execution of our previously announced strategic plan to reposition the Company as a pure-play, Cetera-only focused retail advice business. These latest steps, which are extremely difficult but necessary, along with our recently announced capital raise, lender modifications and other initiatives, will enable us to further rationalize our business while we continue to work with Lazard to explore options to raise additional capital and complete further asset divestitures. After careful consideration, the Board concluded that the wind down of the Realty Capital Securities wholesale distribution business was essential in our continuing efforts to create a leaner, more efficient organization dedicated to realizing the full earnings potential of Cetera Financial Group. While we still have more work to do, we consider today’s actions important steps forward in this ongoing strategic process.”

Additional details relating to the matters set forth above will be set forth in a filing with the U.S. Securities and Exchange Commission in the coming days.

About RCS Capital

RCS Capital Corporation (NYSE: RCAP) is a full-service investment firm expressly focused on the individual retail investor. With operating subsidiaries primarily focused on retail advice, and, until the completion of recently announced pending sales, and the divestiture of its wholesale distribution and investment banking, RCS Capital’s business is designed to capitalize, support, grow and maximize value for the investment programs it distributes and the independent advisors and clients it serves. Additional information about RCS Capital can be found on its website at www.rcscapital.com. RCS Capital may disseminate information about itself, including the results of its operations and financial information, via social media platforms such as Facebook, LinkedIn and Twitter.

Important Notice

The statements in this press release include statements regarding the intent, belief or current expectations of RCS Capital and members of its management team, as well as the assumptions on which such statements are based, and generally are identified by the use of words such as “may,” “will,” “seeks,” “anticipates,” “believes,” “estimates,” “expects,” “plans,” “intends,” “should,” “look forward” or similar expressions. Actual results may differ materially from those contemplated by such forward-looking statements due to certain factors, including RCS Capital’s ability to satisfy the NYSE minimum share price requirement. Additional factors that may affect future results are contained in RCS Capital's filings with the SEC, which are available at the SEC's website at www.sec.gov. Further, forward-looking statements speak only as of the date they are made, and RCS Capital undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law.

Media Inquiries:	Investor Inquiries:
Jonathan Keehner Mahmoud Siddig Joele Frank, Wilkinson Brimmer Katcher jkeehner@joelefrank.com msiddig@joelefrank.com (212) 355-4449	Andrew G. Backman Managing Director Investor Relations and Public Relations RCS Capital Corporation ABackman@rcscapital.com (917) 475-2135	Brian D. Jones Chief Financial Officer RCS Capital Corporation BJones@rcscapital.com (646) 937-6903

Broker Dealer, Due Diligence Analysts, Vendors, Financial Advisors and Program Investors Inquiries:

Specific questions related to the Wholesale Distribution business from broker dealers, due diligence analysts, vendors, financial advisors and program investors should be emailed to info@rcsecurites.com.